EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the reference to our firm under the captions "Experts" and "CogniSeis Selected Financial Data" and to the use of our report dated September 9, 1994, except for Note 9 as to which the date is May 19, 1995, with respect to the consolidated financial statements of CogniSeis Development, Inc. included in the Registration Statement (Form S-4 No.
33-......) of Tech-Sym Corporation for the registration of up to 964,000 shares of its common stock.

                                          ERNST & YOUNG LLP
Houston, Texas
May 19, 1995